UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 23, 2014

GENERAL MILLS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-01185	41-0274440
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

Number One General Mills Boulevard
Minneapolis, Minnesota	55426
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (763) 764-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Report is incorporated by reference herein.

Item 1.02                                           Termination of a Material Definitive Agreement.

On May 23, 2014, General Mills, Inc. (the “Company”) terminated its Three-Year Credit Agreement, dated as of April 16, 2012, among the Company, the several financial institutions from time to time party to the agreement, and JPMorgan Chase Bank, N.A., as Administrative Agent.  The agreement was terminated in connection with the execution of the credit facility identified in Item 2.03 of this Report.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 23, 2014, the Company entered into a five-year credit facility with an initial aggregate revolving commitment of $1.0 billion.

The terms and conditions of the credit facility are set forth in the Five-Year Credit Agreement, dated as of May 23, 2014 (the “Credit Agreement”), among the Company, the several financial institutions from time to time party to the agreement and JPMorgan Chase Bank, N.A., as Administrative Agent.  The credit facility contains several covenants, including a requirement to maintain a fixed charge coverage ratio of at least 2.5.  The Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1

Five-Year Credit Agreement, dated as of May 23, 2014, among General Mills, Inc., the several financial institutions from time to time party to the agreement and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 30, 2014

GENERAL MILLS, INC.

By:	/s/ Roderick A. Palmore
Name: Roderick A. Palmore
Title: Executive Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1

Five-Year Credit Agreement, dated as of May 23, 2014, among General Mills, Inc., the several financial institutions from time to time party to the agreement and JPMorgan Chase Bank, N.A., as Administrative Agent.